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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.


                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:
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       by Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
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[X]    Soliciting Material Pursuant to Rule 14a-12

                         THE ROUSE COMPANY
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          (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the
                            Registrant)


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      (1)  Title of each class of securities to which transaction
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Following is an e-mail communication dated August 20, 2004 from Anthony W.
Deering, Chief Executive Officer of The Rouse Company, to all Rouse employees regarding the Company's merger agreement with General Growth Properties, Inc.

FROM: Deering, Anthony
SENT: Friday, August 20, 2004 8:22 AM
TO: All Rouse Employees
SUBJECT: Announcement
IMPORTANCE: High

I have some important news to share with each of you about the future of The Rouse Company. Earlier this morning, we agreed to merge our operations with those of General Growth Properties. Our Board of Directors and the Board of General Growth have approved the transaction. (Below is the press release that was issued this morning.)

We understand that you will have many questions as a result of this development. On Monday and Tuesday of next week we will be arranging a schedule of meetings for employees where you will be briefed by management regarding the details of the agreement, how it will change the Company and how it may affect our employees. If, after these meetings you have additional questions, we encourage you to contact Human Resources.

We are committed to maintaining an open dialogue with you regarding this process and will continue to update you as we move forward in completing the merger.

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PRESS RELEASE: General Growth Properties and The Rouse Company Announce
Agreement

Dow Jones & Company, Inc. -- August 20, 2004 CHICAGO--(BUSINESS WIRE)--Aug. 20, 2004--General Growth Properties, Inc. ( NYSE:GGP), today announced the execution of a definitive merger agreement with The Rouse Company (RSE). Under the terms of the agreement, which has been approved by each company's Board of Directors, shareholders of The Rouse Company will receive $67.50 per share in cash. The total consideration will be approximately $12.6 billion including the assumption of approximately $5.4 billion of existing debt. The transaction is expected to close in the fourth quarter of 2004, and is subject to the approval of Rouse shareholders, as well as customary closing conditions.
     Headquartered in Columbia, Maryland, Rouse was founded in 1939 and became a public company in 1956. A premier real estate development and management company, Rouse, through its numerous affiliates, operates more than 150 properties, encompassing retail, office, research and development and industrial space in 22 states.
     Rouse owns or has ownership interests in 37 regional malls, 4 community centers and 6 mixed-use projects, totaling approximately 40 million square feet. Sales per square foot for the retail properties averages approximately $439 per square foot and occupancy is approximately 92%. The portfolio of retail centers contains such world-class centers as Water Tower Place, Chicago, IL., Oakbrook Center, Oakbrook (Chicago), IL., Fashion Show Mall, Las Vegas, NV., Park Meadows Mall, Denver, CO. and Faneuil Hall Marketplace, Boston, MA.
     Additionally, Rouse is the developer of the master-planned communities of Columbia, Maryland., Summerlin, along the western edge of Las Vegas, Nevada and Bridgelands, a new project on the western side of Houston, Texas. The company also owns an interest in The Woodlands, a planned community in Houston, Texas. Rouse has over 9 million square feet of office, industrial and other commercial properties, primarily in Baltimore/Washington DC and Las Vegas markets.
     "In the past, I have explained why our principal focus is to acquire, develop and manage regional shopping centers. We want to continue to build and enhance our existing national platform. In addition, I have always stressed that we strive to acquire centers that will continue to improve and be strong three, five and ten years from now. The Rouse Company offers all of this, and more," stated John Bucksbaum, chief executive officer of General Growth. "I am very pleased to announce that we have signed a definitive merger agreement with The Rouse Company, one of the preeminent developers and managers of shopping malls and planned communities in the United States. The retail properties have historically performed among the highest levels within the regional mall industry. We look forward to melding these properties, and the employees associated with their success with our existing 178 owned and managed centers. Combining the properties and people of our two companies will create the most profitable and productive shopping center company in the world," he added.
     Anthony Deering, chairman and chief executive officer of Rouse, stated "This transaction recognizes the extraordinary values that have been built by The Rouse Company since its founding in 1939. The combination of our premier retail properties with those of General Growth will create the most powerful portfolio of retail assets in the United States."
     Rouse will continue to pay regular quarterly dividends in accordance with past practice, including a dividend for any partial period through the closing of the merger. Rouse may also pay a special dividend at or prior to the closing of the transaction to comply with REIT requirements. Under the agreement, the merger consideration would be reduced by the amount of any special dividend and certain related interest costs.
     General Growth was advised by Lehman Brothers, who rendered a fairness opinion to the General Growth Board of Directors, as well as by Credit Suisse First Boston and Wachovia Bank and its legal advisors were Sullivan & Cromwell LLP and Neal, Gerber and Eisenberg LLP. Goldman Sachs and Deutche Bank advised Rouse and Fried, Frank, Harris, Shriver & Jacobson LLP and Piper Rudnick LLP were its legal advisors.


     CONFERENCE CALL/WEBCAST
     General Growth will conduct a conference call to discuss the transaction today, August 20, 2004 at 9:00 a.m. Eastern Daylight time. If you would like to participate in the teleconference, please dial 800-946-0720, or the toll number at 719-457-2646, and enter the passcode 857477. If you are unable to participate in the call, a replay will be available until August 27, 2004 at 5:00 p.m. Eastern Daylight time by dialing 888-203-1112, or the toll number at 719-457- 0820, with the passcode 857477. General Growth will host a live webcast of its conference call regarding this announcement on the company's web site, www.generalgrowth.com. This webcast will take place today, August 20, 2004 at 9: 00 a.m., Eastern Time. The webcast can be accessed by selecting the conference call icon on the GGP home page. An online replay of the call will be available.
     General Growth Properties, Inc. is the country's second largest shopping center owner, developer and manager of regional shopping malls. General Growth currently has ownership interest in, or management responsibility for, a portfolio of 178 regional shopping malls in 41 states. The company portfolio totals approximately 154 million square feet of retail space and includes over 16,000 retailers nationwide. The third largest U.S.-based publicly traded Real Estate Investment Trust (REIT), General Growth Properties, Inc. is listed on the New York Stock Exchange under the symbol GGP. For more information, please visit the company web site at http://www.generalgrowth.com.
     This release may contain forward-looking statements that involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of risks, uncertainties and assumptions. Representative examples of these factors include (without limitation) general industry and economic conditions, interest rate trends, cost of capital and capital requirements, availability of real estate properties, competition from other companies and venues for the sale/distribution of goods and services, shifts in customer demands, tenant bankruptcies, changes in operating expenses, including employee wages, benefits and training, governmental and public policy changes and the continued availability of financing in the amounts and the terms necessary to support future business. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent reports on Forms 10- K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.


    CONTACT: General Growth Properties, Inc.
             John Bucksbaum, 312/960-5005
             Bernard Freibaum, 312/960-5252

    KEYWORD: MARYLAND ILLINOIS
    INDUSTRY KEYWORD: RETAIL BUILDING/CONSTRUCTION REAL ESTATE CONFERENCE CALLS MERGERS/ACQ
    SOURCE: General Growth Properties, Inc.

   Dow Jones Newswires
  08-20-04 0701ET

 Copyright (C) 2004 Dow Jones & Company, Inc.  All Rights Reserved.

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This document includes forward-looking statements, which reflect our current view with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical or anticipated results. The words "will," "plan," "believe," "expect," "anticipate," "should," "target," "intend" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of certain factors that could cause actual results to differ materially from historical or anticipated results, including real estate investment risks, development risks and changes in the economic climate, see Exhibit 99.1 of our Form 10-Q for the quarter ended June 30, 2004.

In connection with the proposed transaction, we will be filing a proxy statement on Schedule 14A with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. The final proxy statement will be mailed to our stockholders. Investors and security holders may also obtain a free copy of the proxy statement (when available) and other documents filed by us with the SEC at the SEC's web site at http://www.sec.gov. Copies of our SEC filings are also available on our website at http://www.therousecompany.com under "Investor Relations." Free copies of the proxy statement, once available, and our other filings with the SEC may also be obtained from us free of charge by directing a request to The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044, Attention: Investor Relations.

INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISIONS.

Information regarding our directors and executive officers who were in office at the time of our 2004 annual meeting of stockholders is available as to those directors and executive officers in our proxy statement for that meeting which was filed with the SEC on April 2, 2004. In addition to those directors and executive officers, a director appointed since the 2004 annual meeting, other members of our management and our employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.